FOR:	International Speedway Corporation
CONTACT:	Wes Harris Senior Director Corporate and Investor Communications (386) 947-6465
FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY REPORTS RECORD RESULTS FOR THE FIRST QUARTER OF FISCAL 2006

--Company Reiterates Full-Year Financial Guidance--

DAYTONA BEACH, Fla. - April 6, 2006 - International Speedway Corporation (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) ("ISC") today reported record results for the fiscal first quarter ended February 28, 2006.

"Our strong financial results for the first quarter demonstrate the continued strength of our business and the motorsports industry," commented ISC President Lesa France Kennedy. "Television and media revenues contributed to top-line growth, fueled by an approximate 15 percent increase in broadcast rights fees for the NASCAR NEXTEL Cup and Busch series. In addition, higher corporate sponsorship and hospitality revenues, as well as other motorsports-related revenue helped drive our overall results. The first quarter benefited from a successful Speedweeks at Daytona, highlighted by record television viewership for the Daytona 500. Looking forward, we remain on-track to post another record year during fiscal 2006."

First Quarter Comparison

Total revenues for the first quarter increased to $193.9 million, compared to revenues of $179.4 million in the prior-year period. Operating income was $78.5 million during the period compared to $71.8 million in the first quarter of fiscal 2005. Net income was $44.1 million, or $0.83 per diluted share, compared to net income of $41.1 million, or $0.77 per diluted share, in the prior year.

2006 First Quarter Highlights
An overview of the significant major event weekends held in the first quarter of 2006 includes:
  Speedweeks 2006 kicked off in exciting fashion with the Grand American Road Racing Series Rolex 24 at Daytona International Speedway. World class competitors from several national and international racing series competed in the country's premier sports car endurance race. The on-track competition was outstanding, and the event posted a double-digit percentage increase in attendance over the prior year.
  Inclement weather forced the postponement of the NEXTEL Cup Budweiser Shootout to the following day. In addition, the NEXTEL Cup Gatorade Duel was impacted by inclement weather on race day, which affected walk-up sales for the event.
  The NASCAR Craftsman Truck Series GM FlexFuel 250 and Busch Series Hershey's Kissables 300 races posted strong attendance increases over the prior year. Mark Martin captured the checkered flag for the Craftsman Truck event and Tony Stewart survived a wild finish to capture his second consecutive Speedweeks Busch Series victory.
  A capacity crowd was on-hand to witness this year's NEXTEL Cup Daytona 500. Ending in dramatic fashion, Jimmie Johnson held off several charging drivers to capture his first victory in The Great American Race. The event also posted record television results as more than 37 million viewers nationwide tuned in to watch NASCAR's richest, most prestigious event. The 11.3 broadcast rating recorded by the 2006 Daytona 500 is the highest ever for a NASCAR race.
  The following week California Speedway hosted a NEXTEL Cup, Busch and Craftsman Truck weekend highlighted by strong on-track competition. While attendance related revenues for the weekend were lower than anticipated, ISC remains confident in its long-term plan of growing the fan base in this strategically important and underserved market.

Corporate spending continues to drive both top and bottom-line success for the Company. During the first quarter of 2006, ISC announced significant long-term official status agreements with Bank of America and Anheuser-Busch, as well as Elizabeth Arden, which launched the Daytona 500 men's fragrance during Speedweeks in February. Results for fiscal 2006 will also benefit from recently announced major NASCAR event entitlements with DirecTV, 3M and Pepsi. ISC currently has three NEXTEL Cup and two Busch race title sponsorships open for 2006, and expects to announce additional agreements over the coming months.

"Corporate advertisers are continuing to increase their presence in the sport, particularly in non-traditional motorsports categories like beauty, technology, and financial services," Ms. France Kennedy continued. "These sponsors recognize the significant value of partnering with ISC given our broad national reach and ability to deliver a fully-integrated marketing platform to help maximize their at-track presence and generate brand awareness. We continue to expect strong growth in corporate sponsorship and hospitality revenue for the next several years."

Recent Developments

To date in the fiscal second quarter, Daytona hosted a successful Bike Week in early March highlighted by increased overall attendance. In addition, Homestead-Miami Speedway hosted increased crowds for its open-wheel and Grand American racing weekend. Most recently, Martinsville Speedway hosted a weekend of Craftsman Truck and NEXTEL Cup racing, highlighted by a sold-out crowd and record television viewership for the NEXTEL Cup DirecTV 500.

For the remainder of the second quarter, ISC will host four consecutive weekends of NEXTEL Cup and Busch series racing at Phoenix International Raceway, Talladega Superspeedway, Richmond International Raceway and Darlington Raceway. Overall advance ticket sales are currently trending ahead of the prior year.

ISC continues to make important progress on its facility development projects. In New York, the Company expects to enter the public scoping phase of the land-use change process in the next several weeks. This phase of the regulatory process is expected to last through mid-2007. Concurrently, ISC is proceeding with its overall feasibility study as well as site improvement work, which is critical to the overall construction plan of the proposed facility and improves the marketability of the site should the speedway project not proceed.

In Washington state, ISC continues to generate local and statewide support for its proposed facility development project from civic groups, trade organizations and businesses. The Company is exploring all of its options related to the Kitsap County location, including introducing the necessary public financing legislation in the 2007 session of the Washington State Legislature. ISC expects to decide on the best course of action for the project over the next several months.

Regarding the Kentucky Speedway, LLC civil action filed in July 2005 against NASCAR and ISC, the United States District Court, Eastern District of Kentucky (the "Court") has denied ISC's motion to dismiss the litigation. The Company is now proceeding into the discovery process of its defense, which will result in additional legal and related expenses in the low seven figures, or up to $0.04 per diluted share in earnings, for fiscal 2006. ISC maintains that the lawsuit is without merit, and intends to vigorously defend itself.

Outlook

Fueled by the Company's solid outlook for 2006, ISC reiterates its previous full year guidance range of revenues between $780 and $800 million, and earnings of $3.20 to $3.30 per diluted share. In addition, the Company continues to expect second quarter earnings before interest, taxes, depreciation and amortization ("EBITDA")[1] and operating margins to range from 38 to 39 percent and 30 to 31 percent, respectively.

"We are very excited with the outstanding start to this year," Ms. France Kennedy concluded. "Looking toward the remainder of 2006, consumer and corporate demand remain strong and we expect both to contribute to our overall revenue growth. Complementing these efforts, we are also exploring opportunities to maximize efficiencies and strengthen future operating margins. Finally, we are well positioned to capitalize on external initiatives designed to complement our long-term revenue growth trends and further enhance shareholder value."

1. EBITDA is a non-GAAP financial measure used by the Company as an important indicator of its operating margin.
Conference Call Details

The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time. To participate, dial toll free 888-693-3477 five to ten minutes prior to the scheduled start time and request to be connected to the ISC earnings call. A live Webcast will also be available at that time on the Company's Web site, www.iscmotorsports.com, under the "Investor Relations" section.

A replay will be available one hour after the end of the call through midnight Thursday, April 13, 2006. To access, dial toll free 877-519-4471 and enter the code 7216292, or visit the "Investor Relations" section of the Company's Web site.

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 11 of the nation's major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; and Watkins Glen International in New York. Other motorsports entertainment facility ownership includes an indirect 37.5 percent interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name "Americrown." In addition, the Company has an indirect 50 percent interest in a business called Motorsports Authentics, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

(Tables Follow)

Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended	
	February 28, 2005	February 28, 2006
	(Unaudited)	
REVENUES:		
Admissions, net	$ 55,784	$ 55,520
Motorsports related	100,269	114,323
Food, beverage and merchandise	20,949	21,863
Other	2,430	2,228
	179,432	193,934
EXPENSES:		
Direct expenses:		
Prize and point fund monies and NASCAR sanction fees	31,484	34,536
Motorsports related	28,435	30,814
Food, beverage and merchandise	12,632	13,165
General and administrative	23,171	23,493
Depreciation and amortization	11,863	13,463
	107,585	115,471
Operating income	71,847	78,463
Interest income	970	934
Interest expense	(3,055)	(4,068)
Equity in net loss from equity investments	(1,531)	(2,497)
Income from continuing operations before income taxes	68,231	72,832
Income taxes	27,113	28,701
Income from continuing operations	41,118	44,131
Loss from discontinued operations, net of income tax benefits of $64 and $83	(53)	(78)
Net income	$ 41,065	$ 44,053
Basic earnings per share:		
Income from continuing operations	$ 0.77	$ 0.83
Loss from discontinued operations	-	-
Net income	$ 0.77	$ 0.83
Diluted earnings per share:		
Income from continuing operations	$ 0.77	$ 0.83
Loss from discontinued operations	-	-
Net income	$ 0.77	$ 0.83
Dividends per share	-	-
Basic weighted average shares outstanding	53,101,260	53,144,014
Diluted weighted average shares outstanding	53,223,241	53,249,635

Consolidated Balance Sheets

(In Thousands)

	November 30, 2005	February 28, 2006 (Unaudited)
ASSETS		
Current Assets:		
Cash and cash equivalents	$ 130,758	$ 99,211
Short-term investments	8,200	200
Receivables, less allowance of $1,500 in 2005 and 2006	45,557	128,306
Inventories	6,528	7,895
Prepaid expenses and other current assets	6,335	12,412
Total Current Assets	197,378	248,024
Property and Equipment, net of accumulated depreciation of $315,313 and $328,732, respectively	1,178,682	1,186,663
Other Assets:		
Equity investments	51,160	173,139
Intangible assets, net	149,464	149,429
Goodwill	99,507	99,507
Deposits with Internal Revenue Service	96,913	96,913
Other	23,965	23,260
	421,009	542,248
Total Assets	$ 1,797,069	$ 1,976,935
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current Liabilities:		
Current portion of long-term debt	$ 635	$ 635
Accounts payable	19,274	24,562
Deferred income	123,870	178,377
Income taxes payable	20,067	34,532
Other current liabilities	18,645	24,170
Total Current Liabilities	182,491	262,276
Long-Term Debt	368,387	418,314
Deferred Income Taxes	194,825	200,499
Long-Term Deferred Income	11,342	11,117
Other Long-Term Liabilities	69	57
Commitments and Contingencies	-	-
Shareholders' Equity:		
Class A Common Stock, $.01 par value, 80,000,000 shares authorized; 29,215,778 and 29,471,515 issued and outstanding at November 30, 2005 and February 28, 2006, respectively	292	295
Class B Common Stock, $.01 par value, 40,000,000 shares authorized; 23,928,058 and 23,673,321 issued and outstanding at November 30, 2005 and February 28, 2006, respectively	239	236
Additional paid-in capital	695,658	696,322
Retained earnings	343,766	387,819
Total Shareholders' Equity	1,039,955	1,084,672
Total Liabilities and Shareholders' Equity	$ 1,797,069	$ 1,976,935

Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended	
	February 28, 2005	February 28, 2006
	(Unaudited)	
OPERATING ACTIVITIES		
Net income	$ 41,065	$ 44,053
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	11,863	13,463
Stock-based compensation	453	620
Amortization of financing costs	148	141
Deferred income taxes	9,689	5,674
Loss from equity investments	1,531	2,497
Other, net	13	-
Changes in operating assets and liabilities:		
Receivables, net	(54,399)	(82,749)
Inventories, prepaid expenses and other assets	(12,548)	(7,476)
Accounts payable and other liabilities	4,695	12,154
Deferred income	48,614	54,282
Income taxes	937	14,466
Net cash provided by operating activities	52,061	57,125
INVESTING ACTIVITIES		
Capital expenditures	(130,211)	(22,811)
Proceeds from asset disposals	27	49
Purchase of equity investments	-	(124,476)
Acquisition of businesses	(764)	-
Proceeds from affiliate	487	-
Proceeds from short-term investments	99,040	28,000
Purchases of short-term investments	(68,685)	(20,000)
Other, net	(11)	523
Net cash used in investing activities	(100,117)	(138,715)
FINANCING ACTIVITIES		
Proceeds under credit facility	-	80,000
Payments under credit facility	-	(30,000)
Payment of long-term debt	(7,000)	-
Exercise of Class A common stock options	147	43
Deferred financing costs	(10)	-
Net cash (used in) provided by financing activities	(6,863)	50,043
Net decrease in cash and cash equivalents	(54,919)	(31,547)
Cash and cash equivalents at beginning of period	160,978	130,758
Cash and cash equivalents at end of period	$ 106,059	$ 99,211

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